UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2019

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 California Street, Suite 4600, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On February 8, 2019, the Audit Committee of the Board of Directors (the “Audit Committee”) of Molson Coors Brewing Company (the “Company”), after discussion with management of the Company and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, concluded that the Company’s previously issued consolidated financial statements as of and for the years ended December 31, 2017 and December 31, 2016 should be restated and no longer be relied upon.

As part of preparing its 2018 financial statements, the Company identified errors in the accounting for income taxes related to the deferred tax liabilities for its partnership in MillerCoors, LLC (“MillerCoors”). Upon the closing of the acquisition of the remaining interest in MillerCoors (the “Acquisition”) in the fourth quarter of 2016 and completion of the related deferred income tax calculations, the Company did not reconcile the outside basis deferred income tax liability for the investment in the partnership to the book-tax differences in the underlying assets and liabilities within the partnership. As a result of completing this reconciliation as part of preparing its 2018 consolidated financial statements, the Company identified a difference related to historical financial statements and concluded that the previously issued 2017 and 2016 consolidated financial statements were misstated. Accordingly, the Company is restating its consolidated financial statements as of and for the year ended December 31, 2016 to increase its deferred tax liabilities and deferred tax expense by $399.1 million, with a corresponding decrease in net income and earnings per share. The Company’s consolidated financial statements as of and for the year ended December 31, 2017 are also being restated to reflect the revaluation of such deferred liabilities due to the U.S. Tax Cuts and Job Act of 2017 and to correct further insignificant income tax errors resulting in a decrease to deferred tax liabilities and deferred tax expense of $151.4 million, resulting in corresponding increases to the Company’s net income and earnings per share. These adjustments resulted in an aggregate $247.7 million increase to the Company’s deferred tax liabilities and corresponding decrease in retained earnings and total equity as of December 31, 2017.

The Company intends to include restated consolidated financial statements as of and for the years ended December 31, 2017 and December 31, 2016 in its Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Annual Report”), which it expects to file on February 12, 2019. Management of the Company has concluded that the impact of the errors on the previously issued unaudited interim financial statements included in the Company’s Quarterly Reports on Form 10-Q are not material, but in conjunction with restating its annual financial statements, the Company will include corrected 2018 and 2017 previously issued unaudited interim financial information in the 2018 Annual Report and will revise its unaudited 2018 interim financial statements in connection with the filing of its Quarterly Reports on Form 10-Q for the quarters ending March 31, June 30 and September 30, 2019.

In connection with the restatement, management of the Company has determined that a material weakness existed in the Company’s internal control over financial reporting as of December 31, 2018 relating to the design and maintenance of effective controls over the completeness and accuracy of the accounting for and disclosure of the income tax effects of acquired partnership interests. Specifically, the Company did not design appropriate controls to identify and reconcile deferred income taxes associated with the accounting for acquired partnership interests. As a result, the Company’s Chief Executive Officer and Chief Financial Officer have concluded that the Company’s disclosure controls and procedures were not effective as of December 31, 2018, and the Company’s management has concluded that its internal control over financial reporting was not effective as of December 31, 2018.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	February 12, 2019	By:	/s/ E. Lee Reichert
E. Lee Reichert Chief Legal and Corporate Affairs Officer and Secretary